Exhibit 99.1

     American Retirement Corporation Acquires Phoenix Community

    NASHVILLE, Tenn.--(BUSINESS WIRE)--July 7, 2005--American Retirement Corporation (NYSE:ACR), a leading national provider of senior housing and care, today announced that it has completed its previously announced $23.4 million purchase from Maybrook Realty of a senior living community located in Phoenix, Arizona, which the Company had previously leased. The community includes 128 skilled nursing beds, 44 assisted living units and subleased space to a home health agency. The community is adjacent to Freedom Plaza Peoria, a 352-unit entrance-fee independent living community also operated by the Company.
    The purchase includes excess land, a portion of which will accommodate an expansion currently in process of 21 assisted living units and the development of a state-of-the-art Alzheimer's unit with 20 beds. The $18.7 million in debt financing for the purchase and expansion was provided by Bank of America with an initial blended interest rate of 6.3%. The Company expects that the transaction will be accretive to GAAP income by approximately $500,000 and to cash flow by approximately $1.1 million before principal amortization.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,300 units and resident capacity of approximately 14,900. The Company owns 17 communities, leases 44 communities, and manages six communities pursuant to management agreements. The Company is publicly traded on the New York Stock Exchange.

    Safe Harbor Statement

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's expectations for the future financial performance of the acquired community and its effect on the Company's income. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's significant leverage, (ii) the Company's ability to maintain or increase occupancy at the Company's communities, including expansions (iii) the risk that the Company will be unable to improve the results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the Company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412